Exhibit 99.9

AMENDMENT NO. 1 TO
SUBORDINATED SECURED PROMISSORY NOTE

This Amendment No. 1 to Subordinated Secured Promissory Note (the “Amendment”) is entered into by and among BIO-key International, Inc., a Delaware corporation (“BIO-key”), Public Safety Group, Inc., a Delaware corporation (“PSG” and, together with BIO-key, the “Makers”), and Aether Systems, Inc., a Delaware corporation (“Aether”), and is effective as of the 23rd day of January, 2006.

WHEREAS, the Makers issued a Subordinated Secured Convertible Note to Aether on September 30, 2004 in the aggregate original principal amount of $6,884,588 (the “Note”; all capitalized terms used herein without definition shall have the meanings set forth in the Note)

WHEREAS, the Makers have received consent to amend the Note from Laurus Master Fund, Ltd. (“Laurus”) as required by Section 5.3 of that certain Intercreditor Agreement by and among Laurus, Aether, BIO-key and PSG dated as of September 30, 2004; and

WHEREAS, the parties now wish to amend the Note as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       Maximum Principal Amount.  The Note is hereby amended by deleting all references therein to “$6,884,588”, and replacing them with “$7,884,588”.

2.                                       Interest Payments.  No interest shall accrue on the Note following the date of this Amendment with respect to amounts in excess of $6,884,588, unless and only to the extent that BIO-key receives payment from Aether pursuant to paragraph 2 of the letter agreement dated as of January 23, 2006 by and between BIO-key and Aether (the “Letter Agreement”).

3.                                       Extension of Hamilton LC.

(a)                                  If Aether, in its sole discretion, agrees to extend the Hamilton LC beyond December 31, 2006 and to extend the payment date under the Note to correspond to such extension, then BIO-key hereby agrees to pay Aether a letter of credit fee equal to 2% of the amount of the Hamilton LC (the “LC Extension Fee”), which shall be payable on the effective date of such extension by Aether.  If Aether should decide to extend the Hamilton LC for more than six months (either in a single extension or as a result of multiple extensions), an additional LC Extension Fee will be due and payable on each six-month anniversary of such extension period following December 31, 2006, and each LC Extension Fee shall be deemed earned when due and shall not be subject to any pro-ration or reduction if the Hamilton LC or the Note is terminated, expires, is drawn upon or is reduced in amount any time prior to six months following the date of payment of an LC Extension Fee.  For the avoidance of doubt, the LC Extension Fee shall be in addition to, and not in lieu of, the

Hamilton Fees.  Notwithstanding anything to the contrary in this paragraph 3(a), if (i) BIO-key is able to reduce the amount outstanding under the Hamilton LC by at least fifty-percent (50%) as of September 30, 2006 and (ii) BIO-key has timely made all payments required under the Note and the Sublease in accordance with the terms of such agreements, the initial LC Extension Fee shall be equal to 1% of the amount of the Hamilton LC (the “Reduced LC Extension Fee”).  If BIO-key qualifies for the Reduced LC Extension Fee and if Aether should decide to extend the Hamilton LC for more than six months (either in a single extension or as a result of multiple extensions), BIO-key will be required to pay the full LC Extension Fee on each six-month anniversary of such extension period following December 31, 2006.

(b)                                 If Aether, in its sole discretion, agrees to extend the Hamilton LC beyond December 31, 2006, the termination date of the Note shall be automatically extended to such date that is thirty (30) days following the extended expiration date of the Hamilton LC.  In the case of multiple extensions of the Hamilton LC by Aether, the termination date of the Note shall automatically be extended to such date that is thirty (30) days following such extended expiration date of the Hamilton LC.

(c)                                  In no event shall the Note terminate less than thirty (30) days after the expiration of the Hamilton LC.

4.                                       No Other Amendments.  Except as expressly set forth in this Amendment, no other term or provision of the Note is hereby amended or affected in any way, and the Note shall remain in full force and effect after the date hereof.

5.                                       Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

6.                                       Facsimile Signatures; Counterparts.  This Amendment may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a sealed instrument as of the date set forth in the first paragraph hereof.

BIO-KEY INTERNATIONAL, INC.

By:
Name:
Title:

PUBLIC SAFETY GROUP, INC.

By:
Name:
Title:

AETHER SYSTEMS, INC.

By:
Name:
Title:

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